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                                                               EXHIBIT 99.1

                        [IDINE REWARDS NETWORK INC. LOGO]

                             PRESS        RELEASE
--------------------------------------------------------------------------------

                                            CONTACTS:

                                            Stephen E. Lerch
                                            Chief Operating Officer, Dining
                                            Chief Financial Officer
                                            iDine Rewards Network Inc.
                                            (305) 892-3306

                                            Allan Jordan/Margot Olcay
                                            The Global Consulting Group
                                            (646) 284-9400

                         iDINE REWARDS NETWORK COMPLETES
                       CONVERTIBLE SUBORDINATED DEBENTURES

Chicago, IL October 16, 2003 -- iDine Rewards Network Inc., (AMEX: IRN), today announced that it has completed its previously announced private offering of $60 million principal amount of 3.25% Convertible Subordinated Debentures due October 15, 2023. In addition, the initial purchaser exercised the option granted by iDine to purchase an additional $10 million principal amount of Debentures, bringing the total offering to $70 million. The private offering was conducted pursuant to Rule 144A of the Securities Act of 1933.

"We are pleased by the favorable investor response to the Offering and the terms we were able to obtain. This transaction enhances our ability to continue to finance our long-term growth," said George Wiedemann, President and Chief Executive Officer of iDine Rewards Network. "The completion of this offering afforded us the opportunity to convert the outstanding portion of our annually renewable current floating rate debt into fixed rate financing for a minimum of five years. Further, we have retained $50 million of borrowing capacity under our current credit facility which allows us to support the continued growth of our business."

iDine used $60 million of the net proceeds from the sale of the Debentures to pay down the indebtedness outstanding under its existing credit facility. The outstanding borrowings under the existing revolving credit facility were $60 million.

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iDine Rewards Network - page 2

The Debentures bear interest at an annual rate of 3.25%, which is payable semi-annually through October 15, 2023. The Debentures are redeemable by iDine commencing in October 2008. The Debenture holders may require iDine to repurchase their Debentures in October of each of 2008, 2013 and 2018.

The Debentures are convertible prior to maturity, if certain conditions are met, into shares of iDine's common stock at a conversion price of $17.89 per share subject to certain adjustments. The initial conversion price represents a 25% premium to the closing price of iDine's common stock on the AMEX on October 8, 2003, which was $14.31 per share.

iDine Rewards Network, based in Chicago, Illinois, offers its members savings and rewards programs via its registered credit card platform. The company currently has 20.4 million credit cards registered through 15.4 million enrolled accounts. Incentives are offered through the company's programs, either branded under the name iDine or provided through co-branded and private label partnerships, such as airline frequent flyer dining programs, club memberships or other affinity organizations. Currently more than 10,700 restaurants throughout the United States participate in iDine programs, and the company in May 2003 launched its hotel rewards program with more than 400 participating hotels in 25 markets. iDine's common stock trades on the American Stock Exchange under the symbol IRN. Additional information about iDine Rewards Network Inc. can be found at www.idine.com.



Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks are qualified in their entirety by cautionary language and risk factors set forth in the company's filings with the Securities and Exchange Commission.

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